UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 21, 2012

NETSCOUT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0000-26251	04-2837575
(Commission File Number)	(IRS Employer Identification No.)

310 Littleton Road Westford, Massachusetts	01886
(Address of principal executive offices)	(Zip Code)

(978) 614-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2012, Stuart McGuigan informed the Board of Directors, or the Board, of NetScout Systems, Inc., or the Company, that he is resigning from the Board effective as of such date. Mr. McGuigan’s decision to resign from the Board did not result from any disagreements with the Company concerning any matters related to its operations, policies or practices.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 21, 2012, the Company held its Annual Meeting of Stockholders. As of June 28, 2012, the record date for the Annual Meeting, 41,708,608 shares of the Company’s common stock were issued and outstanding. A summary of the matters voted upon by stockholders is set forth below.

1. The Company’s stockholders re-elected each of Victor A. DeMarines and Vincent J. Mullarkey as a Class I director of the Company to serve a three-year term until the Company’s 2015 annual meeting. The voting results were as follows:

	Votes For	Withheld	Broker Non-Votes
Victor A. DeMarines	36,675,342	1,464,790	2,119,807
Vincent J. Mullarkey	37,138,791	1,001,341	2,119,807

2. The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2013. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
39,985,373	197,768	76,798	0

3. The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
36,879,851	1,198,919	61,362	2,119,807

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETSCOUT SYSTEMS, INC.

By:	/s/ Jean Bua
Jean Bua
Chief Financial Officer

Date: August 27, 2012